UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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EQT CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 25, 2019, EQT Corporation issued the following news release:

NEWS RELEASE

EQT Issues Statement in Response to Lawsuit

PITTSBURGH—April 25, 2019—EQT Corporation (NYSE: EQT) today issued the following statement in response to the lawsuit recently filed by Toby Z. Rice in Pennsylvania State Court.

EQT’s Board is in the process of reviewing the Rice Team nominees and will make a recommendation to shareholders in connection with the filing of the Company’s proxy statement. EQT will make decisions at the appropriate time.

We believe the lawsuit filed today by Toby Rice is an unconstructive attempt to distract from the strong first quarter results EQT announced today and the continued successful execution of the Company’s new strategic plan. The Company’s outstanding financial and operational performance demonstrates that it is on track to achieve the ambitious free cash flow targets set out in January. Notably, over the last two quarters EQT has generated more than $300 million in adjusted free cash flow (a non-GAAP measure). Management continues to be laser-focused on turning EQT into a free cash flow machine.

With a world-class asset base, a clear and compelling strategic plan, and an experienced, restructured leadership team focused on operational efficiency, EQT is creating significant long-term value for all its shareholders and other stakeholders.

About EQT Corporation:

EQT Corporation is a natural gas production company with emphasis in the Appalachian Basin and operations throughout Pennsylvania, West Virginia and Ohio. With 130 years of experience and a long-standing history of good corporate citizenship, EQT is the largest producer of natural gas in the United States. As a leader in the use of advanced horizontal drilling technology, EQT is committed to minimizing the impact of drilling-related activities and reducing its overall environmental footprint. Through safe and responsible operations, EQT is helping to meet our nation’s demand for clean-burning energy, while continuing to provide a rewarding workplace and support for activities that enrich the communities where its employees live and work. Visit EQT Corporation at www.EQT.com; and to learn more about EQT’s sustainability efforts, please visit https://csr.eqt.com.

NON-GAAP DISCLOSURES

Adjusted Free Cash Flow

Adjusted free cash flow is defined as the Company’s net cash provided by operating activities less changes in other assets and liabilities, less EBITDA attributable to discontinued operations (a non-GAAP supplemental financial measure defined below), plus interest expense attributable to discontinued operations and cash distributions from discontinued operations, less accrual-based capital expenditures attributable to continuing operations.  Adjusted free cash flow is a non-GAAP supplemental financial measure that the Company’s management and external users of its consolidated financial statements, such as industry analysts, lenders and ratings agencies use to assess the Company’s liquidity. The Company believes that adjusted free cash flow provides useful information to management and investors in assessing the impact of the Company’s ability to generate cash flow in excess of capital requirements and return cash to shareholders. Adjusted free cash flow should not be considered as an alternative to net cash provided by operating activities or any other measure of liquidity presented in accordance with GAAP.

The table below reconciles adjusted free cash flow with net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP, as derived from the Statements of Condensed Consolidated Cash Flows to be included in the Company’s report on Form 10-Q for the quarter ended March 31, 2019 and for the three months ended December 31, 2018.

	Three Months Ended March 31, 2019	Three Months Ended December 31, 2018	Total
	(Thousands)
Net cash provided by operating activities	$871,287	$530,866	$1,402,153
(Deduct) / add back changes in other assets and liabilities	(223,934)	261,216	37,282
Operating cash flow	$647,353	$792,082	$1,439,435
(Deduct) / add back:
EBITDA attributable to discontinued operations (a)	—	(118,934)	(118,934)
Interest expense attributable to discontinued operations	—	19,452	19,452
Adjusted operating cash flow	$647,353	$692,600	$1,339,953
(Deduct):
Capital expenditures attributable to continuing operations	(476,022)	(558,351)	(1,034,373)
Adjusted free cash flow	$171,331	$134,249	$305,580

(a)         As a result of the separation of the Company’s midstream business from its upstream business and subsequent spin-off of Equitrans Midstream Corporation (ETRN) in November 2018, the results of operations of ETRN are presented as discontinued operations in the Company’s Statements of Condensed Consolidated Operations.  EBITDA attributable to discontinued operations is a non-GAAP supplemental financial measure reconciled in the section below.

EBITDA Attributable to Discontinued Operations

EBITDA attributable to discontinued operations is a non-GAAP supplemental financial measure defined as income from discontinued operations, net of tax plus interest expense, income tax expense, depreciation, amortization of intangible assets and impairment of goodwill attributable to discontinued operations for the three months ended December 31, 2018.

The table below reconciles EBITDA attributable to discontinued operations with income from discontinued operations, net of tax, the most comparable financial measure calculated in accordance with GAAP, as reported in the Statements of Consolidated Operations to be included in the Company’s report on Form 10-K for the year ended December 31, 2018.

Three Months Ended December 31, 2018
(Thousands)
Income from discontinued operations, net of tax	$(163,911)
Add back / (deduct):
Interest expense	19,452
Income tax expense	(31,575)
Depreciation	22,243
Amortization of intangible assets	4,847
Impairment of goodwill	267,878
EBITDA attributable to discontinued operations	$118,934

Important Information

EQT Corporation (the “Company”) intends to file a proxy statement and associated GOLD proxy card with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Company’s 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”).  Details concerning the nominees of the Company’s Board of Directors for election at the 2019 Annual Meeting will be included in the proxy statement.  BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and shareholders can obtain a copy of the relevant documents filed by the Company with the SEC, including the definitive proxy statement, when it becomes available, free of charge by visiting the SEC’s website, www.sec.gov. Investors and shareholders can also obtain, without charge, a copy of the definitive proxy statement, when available, and other relevant filed documents by directing a request to Blake McLean, Senior Vice President, Investor Relations and Strategy at EQT, at BMcLean@eqt.com, by calling the Company’s proxy solicitor, Innisfree M&A Incorporated, toll-free, at 877-687-1866, or from the Company’s website at https://ir.eqt.com/sec-filings.

Participants in the Solicitation

The Company, its directors and certain of its executive officers will be deemed participants in the solicitation of proxies from shareholders in respect of the 2019 Annual Meeting.  Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s Current Report on Form 8-K filed on March 7, 2019, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 14, 2019, the Company’s Current Reports on Form 8-K filed on November 13, 2018, October 25, 2018 (Accession No. 0001104659-18-063798), October 25, 2018 (Accession No. 0001104659-18-063732), September 4, 2018, and August 9, 2018 and the Company’s definitive proxy statement for the 2018 Annual Meeting of Shareholders, filed with the SEC on April 27, 2018.  To the extent holdings of such participants in the Company’s securities have changed since the amounts described in (or are not set forth in) the proxy statement for the 2018 Annual Meeting of Shareholders, such changes (or initial ownership information and subsequent changes) have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.  These documents can be obtained free of charge from the sources indicated above.  Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC, if and when they become available.

Contacts

Analyst inquiries please contact:

Blake McLean — Senior Vice President, Investor Relations and Strategy

412.395.3561

bmclean@eqt.com

Media inquiries please contact:

Linda Robertson — Media Relations Manager

412.553.7827

lrobertson@eqt.com